Exhibit 99.1

United States Gasoline Fund, LP

Monthly Account Statement

For the Month Ended August 31, 2014

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(2,450,580)
Unrealized Gain (Loss) on Market Value of Futures	1,807,999
Dividend Income	591
Interest Income	371
ETF Transaction Fees	700
Total Income (Loss)	$(640,919)

Expenses
General Partner Management Fees	$23,653
Professional Fees	12,431
SEC & FINRA Registration Expense	3,945
Brokerage Commissions	2,988
NYMEX License Fee	591
Non-interested Directors' Fees and Expenses	518
Prepaid Insurance Expense	476
Total Expenses	44,602
Expense Waiver	(24,069)
Net Expenses	$20,533
Net Income (Loss)	$(661,452)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 8/1/14	$43,815,689
Additions (100,000 Shares)	5,619,446
Net Income (Loss)	(661,452)

Net Asset Value End of Month	$48,773,683
Net Asset Value Per Share (850,000 Shares)	$57.38

To the Limited Partners of United States Gasoline Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended August 31, 2014 is accurate and complete.

/s/ Howard Mah

Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Gasoline Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612